Exhibit 99.1

SUN

SUN COMMUNITIES, INC.

6 FT

Press Release

THIRD QUARTER 2015

NEWS RELEASE
October 27, 2015

Sun Communities, Inc. Reports 2015 Third Quarter Results

Southfield, Michigan, October 27, 2015 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing ("MH") and recreational vehicle ("RV") communities, today reported its third quarter results.

Highlights: Three Months Ended September 30, 2015

•
Funds from operations ("FFO")(1) excluding certain items was $1.05 per diluted share and OP unit ("Share") for the three months ended September 30, 2015, representing an 8.2 percent increase over the same period last year.

•	Same site Net Operating Income ("NOI")(2) increased by 9.1 percent as compared to the three months ended September 30, 2014.

•	Revenue producing sites increased by 358 sites during the three months ended September 30, 2015, bringing total portfolio occupancy to 93.7 percent.

•	New home sales more than doubled and pre-owned home sales grew by 13.7 percent as compared to the three months ended September 30, 2014, resulting in total homes sales increasing by 19.5 percent.

•	Acquired three RV communities for $76.1 million; two in Maryland and one in Florida adding 1,185 developed sites and approximately 290 sites available for expansion.

•	Sale of three MH communities; two in Ohio and one in Michigan for approximately $32.5 million. Subsequent to the quarter, completed the sale of three MH communities in Indiana for $36.1 million.

•	Refinanced the Company's senior line of credit; increasing its capacity to $450.0 million, extending its maturity and reducing interest rate spreads.

•	Obtained $51.2 million in financing for four communities for 25 years at 4.06 percent interest.

•	Repurchased 4.1 million shares of Series A-4 Cumulative Convertible Preferred Stock for $126.4 million.

“We continue to successfully execute on our external growth strategy of selecting properties for acquisition with both prime destination locations and strong potential NOI growth, while divesting of communities that no longer meet our long-term objectives," said Gary A. Shiffman, Chairman and CEO. “As a result of our strong operating performance, the benefits of our high-quality acquisitions and the ongoing strengthening of our balance sheet, the Company is building a strong foundation for long-term growth for our shareholders,” Shiffman added.

Sun Communities, Inc. 3rd Quarter 2015                                 Page 2

Funds from Operations ("FFO")(1)

FFO(1) excluding certain items was $61.5 million and $42.1 million, or $1.05 and $0.97 per Share, for the three months ended September 30, 2015 and 2014, respectively. For the nine months ended September 30, 2015 and 2014, FFO(1) excluding certain items was $158.5 million and $113.2 million, or $2.83 and $2.72 per Share, respectively.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the third quarter of 2015 was $28.8 million, or $0.54 per diluted common share, as compared to net income of $22.7 million, or $0.55 per diluted common share, for the third quarter of 2014.

Net income attributable to common stockholders for the nine months ended September 30, 2015 was $47.9 million, or $0.90 per diluted common share, as compared to net income of $35.4 million , or $0.85 per diluted common share, for the nine months ended September 30, 2014.

Community Occupancy

Total portfolio occupancy increased to 93.7 percent at September 30, 2015 from 92.5 percent at September 30, 2014. During the third quarter of 2015, revenue producing sites increased by 358 sites, as compared to 428 revenue producing sites gained in the third quarter of 2014.

Revenue producing sites increased by 1,357 sites for the nine months ended September 30, 2015 as compared to 1,415 revenue producing sites gained during the nine months ended September 30, 2014.

Same Site Results

For the 174 communities owned throughout 2015 and 2014, third quarter 2015 total revenues increased 7.4 percent and total expenses increased 3.7 percent, resulting in an increase in NOI(2) of 9.1 percent over the third quarter of 2014. Same site occupancy increased to 95.0 percent at September 30, 2015 from 93.5 percent at September 30, 2014.

For the nine months ended September 30, 2015, total revenues increased 7.5 percent and total expenses increased 3.6 percent, resulting in an increase in NOI(2) of 9.2 percent over the nine months ended September 30, 2014.

Home Sales

The Company sold 60 new homes during the third quarter of 2015, representing an increase of 130.8 percent as compared to the same three month period in 2014. Total home sales were 626 for the third quarter as compared to 524 homes sold during the third quarter of 2014, a 19.5 percent increase. Total home sales gross profit margins were 29.5 percent, an increase of 520 basis points when compared to the same period in 2014.

During the nine months ended September 30, 2015, 1,745 homes were sold compared to the 1,414 homes sold during the same period ending 2014, resulting in an additional 331 homes sold during 2015, or a 23.4

Sun Communities, Inc. 3rd Quarter 2015                                 Page 3

percent increase. Total home sales gross profit margins were 27.3 percent, an increase of 320 basis points when compared to the same period in 2014.

Rental homes sales, which are included in total home sales, were 611 and 562 for the nine months ended September 30, 2015 and 2014.

Acquisitions (3)

As previously announced, the Company acquired three recreational vehicle communities for $76.1 million in cash; two in Maryland and one in Florida. The properties contain 1,185 developed sites and approximately 290 sites available for expansion. These high quality resorts compliment the Company's geographic mix in the highly desirable areas of Ocean City, Maryland and Central Florida.

Since March of this year the Company has acquired 12 communities (8 manufactured home communities and 4 recreational vehicle resorts) for approximately $400.0 million resulting in the addition of over 5,300 developed sites to the portfolio.

Dispositions

The Company completed the sale of the six manufactured home communities that was announced in its second quarter earnings press release in two separate closings. On August 19, 2015, three of the manufactured home communities, associated homes and notes, (two in Ohio and one in Michigan) comprised of approximately 900 developed sites were sold for $32.5 million. On October 16, 2015, the Company sold the three remaining manufactured home communities, associated homes and notes for $36.1 million. The properties were located in Indiana and contained approximately 1,250 developed sites. Proceeds from the dispositions were used to pay down the Company's line of credit.

“We continue to evaluate a steady flow of both manufactured home communities and recreational vehicle resort acquisition opportunities and seek to capitalize on our opportunity to re-cycle funds from our dispositions into purchased communities which provide higher long term value for our shareholders,” said Shiffman.

Debt Transactions

As previously disclosed, the Company entered into a senior line of credit facility in the amount of $450.0 million (the "Facility"). The Facility is comprised of a $392.0 million revolving loan and a $58.0 million term loan and has an accordion feature allowing up to $300.0 million in additional borrowing upon the satisfaction of certain conditions. The four-year facility also contains two six-month extension options and bears interest at a floating rate based on Eurodollar plus a margin that is determined based on the Company's leverage ratio, which can range from 1.40% to 2.25% for the revolving loan and 1.35% to 2.20% for the term loan. The Facility replaced the Company's $350.0 million senior secured revolving line of credit which was scheduled to mature on May 14, 2017.

The Company entered into an agreement in August 2015 to borrow $87.0 million in mortgage debt that will be secured by five communities at an interest rate of 4.06% for a term of 25 years and will be completed in two separate closings. On September 24, 2015, the Company completed the first closing for $51.2 million secured by four communities. The second closing, for $35.8 million, is scheduled to close in December 2015.

Sun Communities, Inc. 3rd Quarter 2015                                 Page 4

Equity Transactions

As previously announced, the Company repurchased 4,066,586 shares of the Company’s 6.50% Series A-4 Cumulative Convertible Preferred Stock pursuant to a repurchase agreement with certain holders. Each Series A-4 preferred share was purchased at a price equal to $30.90 plus $0.18 for accrued and unpaid distributions through August 9, 2015. In aggregate the Company repurchase totaled $126.4 million, which was funded using the Company's line of credit. After the repurchase there are 2,298,184 Series A-4 preferred shares outstanding.

The Company sold 608,100 common shares using its at-the-market program at an average sales price of $68.00 for net proceeds of $40.8 million during the three months ended September 30, 2015, which were used to pay down the Company's line of credit.

Guidance

The Company is narrowing the range of its previously provided guidance for full year 2015 FFO(1) excluding certain items to $3.65 - $3.69 per Share. The guidance provided is subject to the estimates and assumptions previously disclosed and the following: (a) includes all acquisitions and dispositions completed through October 27, 2015, but no prospective acquisitions or dispositions and (b) the assumption that certain non-core items are adjusted from FFO(1) as noted in the table contained in this press release.

The estimates and assumptions presented above are forward-looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Sun Communities, Inc. 3rd Quarter 2015                                 Page 5

Earnings Conference Call

A conference call to discuss third quarter operating results will be held on Tuesday October 27, 2015 at 1:00 P.M. (ET). To participate, call toll-free 888-427-9411. Callers outside the U.S. or Canada can access the call at 719-457-2689. A replay will be available following the call through November 10, 2015, and can be accessed toll-free by calling 888-203-1112 or by calling 719-457-0820. The Conference ID number for the call and the replay is 669598. The conference call will be available live on Sun Communitie's website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 248 communities comprising approximately 92,500 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Sun Communities, Inc. 3rd Quarter 2015                                 Page 6

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in the Company's 2014 Annual Report on Form 10-K, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 3rd Quarter 2015                                 Page 7

(1)
Funds from operations attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities ("FFO") is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

(3)	The consideration amounts presented with respect to acquired communities represent the economic transaction and do not contemplate the fair value purchase accounting required by GAAP.

Sun Communities, Inc. 3rd Quarter 2015                                 Page 8

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(unaudited) September 30, 2015	December 31, 2014
ASSETS
Land	$457,279	$309,386
Land improvements and buildings	3,604,444	2,509,827
Rental homes and improvements	478,764	439,163
Furniture, fixtures, and equipment	98,567	81,586
Land held for future development	23,659	23,955
Investment property	4,662,713	3,363,917
Accumulated depreciation	(879,184)	(795,753)
Investment property, net (including $92,593 and $94,230 for consolidated variable interest entities at September 30, 2015 and December 31, 2014)	$3,783,529	$2,568,164
Cash and cash equivalents	23,917	83,459
Inventory of manufactured homes	15,263	8,860
Notes and other receivables, net	49,201	51,895
Collateralized receivables, net	138,241	122,962
Other assets, net	104,452	102,352
TOTAL ASSETS	$4,114,603	$2,937,692
LIABILITIES
Mortgage loans payable (including $64,531 and $65,849 for consolidated variable interest entities at September 30, 2015 and December 31, 2014)	$2,205,760	$1,656,740
Secured borrowings on collateralized receivables	138,887	123,650
Preferred OP units - mandatorily redeemable	45,903	45,903
Lines of credit	167,000	5,794
Distributions payable	38,819	35,084
Other liabilities (including $19,474 and $10,442 for consolidated variable interest entities at September 30, 2015 and December 31, 2014)	190,284	130,369
TOTAL LIABILITIES	$2,786,653	$1,997,540
Commitments and contingencies
Series A-4 preferred stock, $0.01 par value. Issued and outstanding: 2,298 shares at September 30, 2015 and 483 shares at December 31, 2014	$68,633	$13,610
Series A-4 preferred OP units	$20,982	$18,722
STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.01 par value. Issued and outstanding: 3,400 shares at September 30, 2015 and December 31, 2014	$34	$34
Common stock, $0.01 par value. Authorized: 180,000 shares; Issued and outstanding: 54,546 shares at September 30, 2015 and 48,573 shares at December 31, 2014	545	486
Additional paid-in capital	2,079,139	1,741,154
Distributions in excess of accumulated earnings	(916,961)	(863,545)
Total Sun Communities, Inc. stockholders' equity	1,162,757	878,129
Noncontrolling interests:
Common and preferred OP units	76,914	30,107
Consolidated variable interest entities	(1,336)	(416)
Total noncontrolling interest	75,578	29,691
TOTAL STOCKHOLDERS’ EQUITY	1,238,335	907,820
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,114,603	$2,937,692

Sun Communities, Inc. 3rd Quarter 2015                                 Page 9

Consolidated Statements of Operations
Unaudited - dollars in thousands, except per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES
Income from real property	$137,548	$94,245	$382,906	$267,847
Revenue from home sales	18,991	13,913	54,559	38,849
Rental home revenue	11,856	9,829	34,480	28,964
Ancillary revenues	12,511	8,762	20,956	15,452
Interest	3,987	3,545	11,864	10,425
Brokerage commissions and other income, net	462	338	1,728	720
Total revenues	185,355	130,632	506,493	362,257
COSTS AND EXPENSES
Property operating and maintenance	38,716	28,031	102,437	76,413
Real estate taxes	8,520	6,004	26,031	18,092
Cost of home sales	13,386	10,524	39,645	29,472
Rental home operating and maintenance	7,031	6,232	18,115	16,696
Ancillary expenses	6,936	5,197	13,631	10,254
General and administrative - real property	10,735	6,971	31,051	23,177
General and administrative - home sales and rentals	3,845	2,313	11,290	7,932
Transaction costs	1,664	2,399	13,150	4,263
Depreciation and amortization	44,695	29,917	130,107	88,851
Asset impairment charge	—	837	—	837
Extinguishment of debt	—	—	2,800	—
Interest	27,453	18,619	79,593	54,149
Interest on mandatorily redeemable preferred OP units	790	808	2,429	2,417
Total expenses	163,771	117,852	470,279	332,553
Income before other gains (losses)	21,584	12,780	36,214	29,704
Gain on disposition of properties, net	18,190	13,631	26,946	14,516
Provision for state income taxes	(77)	(69)	(229)	(207)
Distributions from affiliate	—	400	7,500	1,200
Net income	39,697	26,742	70,431	45,213
Less: Preferred return to Series A-1 preferred OP units	591	661	1,844	1,997
Less: Preferred return to Series A-3 preferred OP units	45	45	136	136
Less: Preferred return to Series A-4 preferred OP units	326	—	1,032	—
Less: Preferred return to Series C preferred OP units	340	—	680	—
Less: Amounts attributable to noncontrolling interests	2,125	1,851	3,132	3,093
Net income attributable to Sun Communities, Inc.	36,270	24,185	63,607	39,987
Less: Preferred stock distributions	3,179	1,514	11,353	4,542
Less: Preferred stock redemption costs	4,328	—	4,328	—
Net income attributable to Sun Communities, Inc. common stockholders	$28,763	$22,671	$47,926	$35,445
Weighted average common shares outstanding:
Basic	53,220	41,023	52,855	39,283
Diluted	53,665	41,267	53,271	41,575
Earnings per share:
Basic	$0.53	$0.55	$0.90	$0.89
Diluted	$0.54	$0.55	$0.90	$0.85

Sun Communities, Inc. 3rd Quarter 2015                                 Page 10

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income attributable to Sun Communities, Inc. common stockholders	$28,763	$22,671	$47,926	$35,445
Adjustments:
Amounts attributable to noncontrolling interests	1,174	1,220	1,554	2,067
Preferred distribution to Series A-4 preferred stock	1,666	—	—	—
Depreciation and amortization	45,014	30,229	130,247	89,772
Asset impairment charge	—	837	—	837
Gain on disposition of properties, net	(18,190)	(13,631)	(26,946)	(14,516)
Gain on disposition of assets, net	(2,937)	(1,634)	(7,065)	(4,663)
Funds from operations ("FFO") attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1)(4)	55,490	39,692	145,716	108,942
Adjustments:
Distribution from affiliate	—	—	(7,500)	—
Transaction costs	1,664	2,399	13,150	4,263
Preferred stock redemption costs	4,328	—	4,328	—
Extinguishment of debt	—	—	2,800	—
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items (1)(4)	$61,482	$42,091	$158,494	$113,205

Weighted average common shares outstanding - basic:	53,220	41,023	52,855	39,283
Add:
Common stock issuable upon conversion of stock options	14	15	16	16
Restricted stock	431	229	400	207
Common OP units	2,874	2,069	2,783	2,069
Common stock issuable upon conversion of Series A-4 preferred stock	1,826	—	—	—
Weighted average common shares outstanding - fully diluted	58,365	43,336	56,054	41,575

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) per Share - fully diluted	$0.95	$0.92	$2.60	$2.62
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items(1) per Share - fully diluted	$1.05	$0.97	$2.83	$2.72
(4) The effect of certain anti-dilutive convertible securities is excluded from these items.

Sun Communities, Inc. 3rd Quarter 2015                                 Page 11

Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change
REVENUES:
Income from real property	$84,972	$79,107	$5,865	7.4%	$248,082	$230,860	$17,222	7.5%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	6,996	7,217	(221)	(3.1)%	20,793	19,783	1,010	5.1%
Legal, taxes, & insurance	1,436	1,285	151	11.8%	4,203	3,602	601	16.7%
Utilities	5,440	4,747	693	14.6%	14,961	14,555	406	2.8%
Supplies and repair	4,119	3,654	465	12.7%	9,538	9,221	317	3.4%
Other	2,706	2,559	147	5.7%	7,386	7,084	302	4.3%
Real estate taxes	5,336	5,639	(303)	(5.4)%	16,689	16,768	(79)	(0.5)%
Property operating expenses	26,033	25,101	932	3.7%	73,570	71,013	2,557	3.6%
NET OPERATING INCOME ("NOI")(3)	$58,939	$54,006	$4,933	9.1%	$174,512	$159,847	$14,665	9.2%

	As of September 30,
OTHER INFORMATION	2015	2014	Change
Number of properties	174	174	—
Developed sites	66,020	65,340	680
Occupied sites (5)	55,699	53,750	1,949
Occupancy % (5) (6)	95.0%	93.5%	1.5%
Weighted average monthly rent per site - MH	$472	$457	$15
Weighted average monthly rent per site - RV (7)	$407	$394	$13
Weighted average monthly rent per site - Total	$463	$449	$14
Sites available for development	5,797	6,118	(321)

(5) Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.
(6) Occupancy % excludes recently completed but vacant expansion sites.
(7) Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 3rd Quarter 2015                                 Page 12

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change
REVENUES:
Rental home revenue	$11,856	$9,829	$2,027	20.6%	$34,480	$28,964	$5,516	19.0%
Site rent included in Income from real property	15,762	13,543	2,219	16.4%	46,440	40,159	6,281	15.6%
Rental Program revenue	27,618	23,372	4,246	18.2%	80,920	69,123	11,797	17.1%

EXPENSES:
Commissions	855	677	178	26.3%	2,441	1,899	542	28.5%
Repairs and refurbishment	3,389	3,049	340	11.2%	8,127	7,859	268	3.4%
Taxes and insurance	1,645	1,313	332	25.3%	4,665	3,935	730	18.6%
Marketing and other	1,142	1,193	(51)	(4.3)%	2,882	3,003	(121)	(4.0)%
Rental Program operating and maintenance	7,031	6,232	799	12.8%	18,115	16,696	1,419	8.5%

NET OPERATING INCOME ("NOI") (3)	$20,587	$17,140	$3,447	20.1%	$62,805	$52,427	$10,378	19.8%

Occupied rental home information as of September 30, 2015 and 2014:
Number of occupied rentals, end of period*					11,443	10,116	1,327	13.1%
Investment in occupied rental homes					$456,027	$389,634	$66,393	17.0%
Number of sold rental homes*					611	562	49	8.7%
Weighted average monthly rental rate, end of period*					$843	$816	$27	3.3%

Sun Communities, Inc. 3rd Quarter 2015                                 Page 13

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change
New home sales	$4,469	$2,250	$2,219	98.6%	$14,890	$6,825	$8,065	118.2%
Pre-owned home sales	14,522	11,663	2,859	24.5%	39,669	32,024	7,645	23.9%
Revenue from home sales	18,991	13,913	5,078	36.5%	54,559	38,849	15,710	40.4%

New home cost of sales	3,739	1,910	1,829	95.8%	12,348	5,785	6,563	113.4%
Pre-owned home cost of sales	9,647	8,614	1,033	12.0%	27,297	23,687	3,610	15.2%
Cost of home sales	13,386	10,524	2,862	27.2%	39,645	29,472	10,173	34.5%

NOI / Gross Profit (2)	$5,605	$3,389	$2,216	65.4%	$14,914	$9,377	$5,537	59.0%

Gross profit – new homes	$730	$340	$390	114.7%	$2,542	$1,040	$1,502	144.4%
Gross margin % – new homes	16.3%	15.1%	1.2%		17.1%	15.2%	1.9%
Average selling price - new homes*	$74,485	$86,482	$(11,997)	(13.9)%	$77,956	$85,306	$(7,350)	(8.6)%

Gross profit – pre-owned homes	$4,875	$3,049	$1,826	59.9%	$12,372	$8,337	$4,035	48.4%
Gross margin % – pre-owned homes	33.6%	26.1%	7.5%		31.2%	26.0%	5.2%
Average selling price - pre-owned homes*	$25,658	$23,435	$2,223	9.5%	$25,527	$24,011	$1,516	6.3%

Home sales volume:
New home sales*	60	26	34	130.8%	191	80	111	138.8%
Pre-owned home sales*	566	498	68	13.7%	1,554	1,334	220	16.5%
Total homes sold*	626	524	102	19.5%	1,745	1,414	331	23.4%

Sun Communities, Inc. 3rd Quarter 2015                                 Page 14

Acquisition Summary - Properties Acquired in 2014 and 2015
(amounts in thousands except for statistical data)

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
REVENUES:
Income from real property (excluding transient revenue)	$37,148	$103,286
Transient revenue	9,808	13,500
Revenue from home sales	5,366	14,880
Rental home revenue	683	2,121
Ancillary revenues	7,143	9,909
Total revenues	60,148	143,696
COSTS AND EXPENSES:
Property operating and maintenance	11,936	28,575
Real estate taxes	3,130	8,794
Cost of home sales	4,001	11,515
Rental home operating and maintenance	294	527
Ancillary expense	3,630	5,322
Total expenses	22,991	54,733

NET OPERATING INCOME ("NOI") (2)	$37,157	$88,963

		As of September 30, 2015
Other information:
Number of properties		77
Developed sites		27,698
Occupied sites (5)		22,832
Occupancy % (5)		92.4%
Weighted average monthly rent per site - MH		$486
Weighted average monthly rent per site - RV (7)		$425
Weighted average monthly rent per site - MH/RV		$483

Home sales volume:
New homes		118
Pre-owned homes		310

Occupied rental home information:
Number of occupied rentals, end of period		491
Investment in occupied rental homes (in thousands)		$14,085
Weighted average monthly rental rate		$994

(5) Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.
(7) Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 3rd Quarter 2015                                 Page 15